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                                                                    EXHIBIT 23.4


                         INDEPENDENT AUDITORS' REPORT

We consent to the use in this Form 10-K of Talton Holdings, Inc. of our report dated March 4, 1996, with respect to the consolidated financial statements of Talton Telecommunications Corporation as of December 31, 1995, and for the year ended December 31, 1995; all appearing in this Form 10-K.



BORLAND, BENEFIELD, CRAWFORD & WEBSTER, P.C.
Birmingham, Alabama
March 31, 1998